Exhibit 99.1

Western Union Announces Termination of Agreement to Acquire Intermex

DENVER, November 10, 2026 – The Western Union Company (“Western Union”) (NYSE: WU) today announced that it has delivered a notice of termination of its agreement to acquire International Money Express, Inc. (“Intermex”) (NASDAQ: IMXI).

Since entering into the Merger Agreement, Western Union has worked diligently with Intermex and the relevant regulatory authorities to obtain the approvals necessary to complete the transaction. Despite these efforts, the parties were unable to obtain an acceptable approval. Instead, on the evening of November 10, 2026, California’s Department of Financial Protection & Innovation (DFPI) delivered unacceptable final Conditions of Approval that would have required material changes to Western Union’s business model, its agent relationships and execution of its long-term business strategy. Western Union viewed these conditions as substantial and not in the best interests of Western Union, its agents or its shareholders.

Western Union is committed to maintaining robust compliance programs and meeting its regulatory obligations globally, while advancing its longstanding mission of making financial services accessible to people everywhere. California did not identify any failure of Western Union to comply with legal requirements related to the prevention of fraud and scams, money laundering, or providing fair and competitive access for customers. Additionally, Western Union has been and continues to be in compliance with our consent order with the Federal Trade Commission.

The company has long been regulated by DFPI and values its strong relationship with the department. As background, California granted the initial request for approval on February 11, 2026, without the unacceptable conditions. DFPI then granted the request to extend on April 17, 2026, and July 31, 2026. Thirteen days after granting the second extension request, DFPI withdrew its previously granted approval, notwithstanding any meaningful change in the company’s business or operations. Western Union had received approvals from every other jurisdiction, with the exception of California. This included 54 states, territories and foreign countries, including merger clearance in the U.S., as well as change of control filings in U.K. and Spain.

In light of DFPI’s unacceptable conditions and following a thorough review of the transaction with legal and financial advisors and management, Western Union’s Board of Directors has determined to terminate the Merger Agreement. Under the terms of the Merger Agreement, neither Western Union nor Intermex is required to make any payment to the other in connection with the termination.

“We appreciate the significant effort of the teams at Western Union and Intermex who worked diligently for over a year to pursue the transaction,” said Devin McGranahan, President and Chief Executive Officer of Western Union. “While we are disappointed that we were unable to complete the acquisition on terms that were acceptable to Western Union, we believe this course of action is in the best interests of the company and its shareholders. We remain focused on executing our strategy and delivering long-term value for our customers, shareholders and other stakeholders.”

About Western Union

The Western Union Company (NYSE: WU) is committed to helping people around the world who aspire to build financial futures for themselves, their loved ones and their communities. Western Union’s leading cross-border, cross-currency money movement, payments and digital financial services empower consumers, businesses, financial institutions and governments - across more than 200 countries and territories and nearly 130 currencies - to connect with billions of bank accounts, millions of digital wallets and cards, and a global footprint of hundreds of thousands of retail locations. Western Union’s goal is to offer accessible financial services that help people and communities prosper. For more information, visit www.westernunion.com.

Western Union Contacts:

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

Media Relations:

Amanda Demarest

media@westernunion.com

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, these forward-looking statements. Words such as “expects,” “intends,” “targets,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook,” “projects,” “designed to,” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” “could,” and “might” are intended to identify such forward-looking statements. Readers of this press release of Western Union should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the Securities and Exchange Commission (the “SEC”). The statements are only as of the date they are made, and Western Union disclaims any obligation to update any forward-looking statement. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements, as well as any related oral statements, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, factors relating to Western Union’s decision to terminate the Merger Agreement and the risks and uncertainties pertaining to Western Union’s business, including those set forth in its most recent Annual Report on Form 10-K and its subsequent filings with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed or furnished with the SEC.